UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 27, 2014

AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP
 (Exact name of registrant as specified in its charter)

     State of Minnesota                           000-19838                 41-1677062
(State or other jurisdiction      (Commission File                  (IRS Employer
of incorporation)            Number)               Identification No.)

30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
 (Address of Principal Executive Offices)

(651) 227-7333
 (Registrant's telephone number, including area code)

___________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In July 2014, the Managing General Partner mailed a Consent Statement (Proxy) seeking the consent of the Limited Partners, as required by Section 6.1 of the Partnership Agreement, to initiate the final disposition, liquidation and distribution of all of the Partnership’s properties and assets.  In order for a proposal to be approved, a majority of the 20,160.67 eligible Units must be voted in favor of the proposal.

The proposal was approved, based upon the following votes:

For	Against	Abstain
12,115.99	131.75	79.75

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP

	By:	AEI Fund Management XIX, Inc
	Its:	Managing General Partner

Date: August 28, 2014	By:	/s/ PATRICK W KEENE
Patrick W. Keene
	Its:	Chief Financial Officer